UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 5, 2011

KSW, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27290	11-3191686
(Commission File Number)	(IRS Employer Identification No.)

37-16 23rd Street
Long Island City, New York	11101
(Address of Principal Executive Offices)	(Zip Code)

(718) 361-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s Annual Meeting of Stockholders was held at 2:00 PM on May 5, 2011 in Queens, New York, for the purpose of (i) electing two Class I Directors to serve until the annual meeting of stockholders in the year 2014; and (ii) ratifying the appointment of BDO USA, LLP, formerly known as BDO Seidman, LLP, as independent registered public accounting firm for the fiscal year ending December 31, 2011.  Proxies were solicited from holders of 6,366,625 outstanding shares of Common Stock as of the close of business on March 30, 2011, as described in the Company’s Proxy Statement dated March 30, 2011.  At the Annual Meeting, Stanley Kretiman and John Cavanagh were re-elected as Class I Directors, and the appointment of BDO USA, LLP was ratified by the following votes:

(1)	To elect two Class I Directors to serve until the annual meeting of stockholders in the year 2014.

	Votes For	Votes Withheld
Stanley Kreitman	2,268,880	119,732
John Cavanagh	2,340,621	47,991

Floyd Warkol, Edward T. LaGrassa, and Warren O. Kogan continue to serve as directors of the Company after the Annual Meeting of Stockholders.

(2)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstained
5,084,560	82,794	9,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSW, INC.

By:	/s/ Richard W. Lucas
Name: Richard W. Lucas
Title: Chief Financial Officer

Date:  May 6, 2011